UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2019

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, the Board of Directors (the “Board”) of Dril-Quip, Inc. (the “Company”) approved the retirement of James A. Gariepy, Senior Vice President and Chief Operating Officer of the Company, effective March 1, 2019. In connection with his retirement, the office of Chief Operating Officer was eliminated, effective March 1, 2019. The Company is in the process of negotiating a Separation Agreement and Release with Mr. Gariepy.

In addition, on February 26, 2019, the Board approved the appointment of Jeffrey Bird, who serves as Vice President and Chief Financial Officer of the Company, to the newly created position of Senior Vice President — Production Operations and Chief Financial Officer, effective February 26, 2019. In connection with his promotion, Mr. Bird will no longer serve as the Company’s principal accounting officer.

On February 26, 2019, the Board also approved the appointment of Raj Kumar as Vice President — Finance and Chief Accounting Officer, effective February 26, 2019. With that appointment, Mr. Kumar succeeded Mr. Bird as the Company’s principal accounting officer. Mr. Kumar, age 46, has served as the Company’s Vice President and Treasurer since June 2017. Prior to joining the Company, Mr. Kumar was the Vice President of Integrated Supply Chain from October 2016 to May 2017 and the Vice President of Finance from March 2015 to October 2016 at Franks International. Prior to that, he served as Segment Controller – O&P Americas at LyondellBasell from December 2012 to December 2014 and Division Financial Controller, Americas Surface and Manager of Strategic Planning and Corporate Development at FMC Technologies from June 2008 to November 2012. Mr. Kumar holds a BBA in accounting from Deakin University and an MBA from Columbia Business School and is also a member of CPA Australia.

The Company entered into an indemnification agreement with Mr. Kumar pursuant to which the Company agrees to indemnify him to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is an officer of the Company or serves in another position at the request of the Company. The indemnification agreement is substantially similar to the Company’s indemnification agreements with its other executive officers and directors. The foregoing summary of the indemnification agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the indemnification agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

The selection of Mr. Kumar was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Kumar and any director or executive officer of the Company. There are no transactions between Mr. Kumar and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President — General Counsel and Secretary

Date: March 4, 2019

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